UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010
GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33607
(Commission file number)
76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340,	77042
Houston, Texas	(Zip Code)
(Address of principal executive offices)
(713) 963-9522
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
On March 17, 2010, the Board of Directors of GulfMark Offshore, Inc. (the “Company”) approved Amendment No. 1 to the GulfMark Offshore, Inc. Employee Stock Purchase Plan (the “ESPP”) to reflect that following the reorganization completed on February 24, 2010 (the “Reorganization”) the Common Stock subject to the ESPP is the Company’s Class A Common Stock, and to clarify that the maximum number of shares that may be purchased by an employee during any Offering Period is 1,000 shares. Attached as Exhibit 10.1 and incorporated into this Item 8.01 is a copy of Amendment No. 1 to the ESPP.
On March 17, 2010, the Board of Directors of the Company also approved Amendment No. 3 to the 2005 Non-Employee Director Share Incentive Plan (the “2005 Plan”) which amends the 2005 Plan to reflect that following the Reorganization the Common Stock subject to the 2005 Plan is the Company’s Class A Common Stock, and to clarify certain provisions relating to vesting of Stock Awards in the event Non-Employee Directors are not re-nominated or re-elected to the Board of Directors but serve a full term. Attached as Exhibit 10.2 and incorporated into this Item 8.01 is a copy of Amendment No. 3 to the 2005 Plan. Attached as Exhibit 10.3 and incorporated into this Item 8.01 is a copy of the Form of the 2005 Plan Stock Award Agreement, updated to reflect Amendment No. 3 to the 2005 Plan.
For more information regarding the Reorganization, see the Form 8-K filed by the Company on February 24, 2010.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the GulfMark Offshore, Inc. Employee Stock Purchase Plan
10.2	Amendment No. 3 to the 2005 Non-Employee Director Share Incentive Plan
10.3	Form GulfMark Offshore, Inc. 2005 Non-Employee Director Share Incentive Plan: Stock Award Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2010	GulfMark Offshore, Inc.
	By:	/s/ Quintin V. Kneen
		Name:	Quintin V. Kneen
		Title:	Executive Vice President, Chief Financial Officer & Secretary